Exhibit 99.1

RLJ ENTERTAINMENT REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

Revenues from Proprietary Digital Channels More Than Double Year-over-Year; Subscriber Growth Increased 90%

Gross Margin Increased 560BP Year-Over-Year

Net Loss Reduced by Half Year-Over-Year

Positive Adjusted EBITDA Establishes Foundation for 2017 Performance

SILVER SPRING, MD – May 11, 2017 – RLJ Entertainment, Inc. (“RLJ Entertainment,” “RLJE” or “the Company”) (NASDAQ: RLJE), today announced financial results for the quarter ended March 31, 2017.

First Quarter 2017 Highlights:

•	Digital Channels paying subscribers of over 520,000 increased 90% compared to the first quarter of 2016, driving Digital Channels segment revenue up 103.7% to $6.0 million from first quarter 2016.
•	Digital Channels segment contribution income increased 170.5% to $2.6 million from $1.0 million in first quarter 2016.
•	Gross margin increased 560 basis points to 34.3%, from first quarter 2016, primarily attributable to a higher proportion of higher-margin proprietary Digital Channels revenue.
•

Net loss improved by $7.4 million to $6.1 million compared to a net loss of $13.5 million in the first quarter of 2016. The improvement is primarily due to the $5.3 million decrease in the change in fair value of stock warrants and other derivatives, reduced interest expense and improved operational efficiencies.

•

Adjusted EBITDA improved by $0.5 million to a net earnings of $0.1 million. This improvement is primarily attributable to the continued growth of our Digital Channels segment, which delivers a higher profit margin.

•

On January 31, 2017, the Company further enhanced its capital structure by completing the refinancing of its subordinated debt issued in 2012. RLJE amended its credit facility with AMC Networks to, among other things, expand the Tranche A Term Loan from $5 million to $13 million to repay its $8.6 million in subordinated debt, extend the maturity date of the Tranche A Term Loan to June 30, 2019, and modify the related financial covenants to reflect the repayment and extended maturity date. The refinancing reduced the Company’s cash interest cost by 800 basis points.

Robert L. Johnson, Chairman of RLJ Entertainment, stated, “RLJ Entertainment’s digital channel subscriber growth demonstrates the increasing presence that Acorn TV and UMC are enjoying in the growing OTT landscape.  As consumers increasingly choose standalone branded channels, that offer compelling content supported by effective, direct subscriber engagement, Acorn TV and UMC are poised to continue to drive substantial value to subscribers, partners and shareholders.”

Miguel Penella, Chief Executive Officer of RLJ Entertainment, stated, “Our focus on strategic execution is clearly reflected in our first quarter 2017 results as new subscribers respond to the expanding wealth of content delivered by our Digital Channels, in turn driving a new, higher growth and higher margin business model. This year, we are increasing our investment in original, exclusive and high-quality content to expand our Digital Channels programming, growing the content pipeline of our IP licensing and wholesale business units, and leveraging this programming capability to expand our Digital Channels’ platform and geographical footprint. Our programming strength and our expertise in engaging with our targeted audience position us well to achieve our objective of one million Acorn TV and UMC combined subscribers within the next 24 months.”

Nazir Rostom, Chief Financial Officer of RLJ Entertainment, commented, “Strong first quarter execution on Digital Channels increased our gross margin, drove higher Adjusted EBITDA and combined with our debt refinancing, improved our cash flow which we used to reinvest into our business through increased content investment. We are very excited about achieving positive Adjusted EBITDA in our seasonally slowest quarter. We expect continued Adjusted EBITDA momentum throughout the rest of the year.”

Conference Call Information

RLJE will hold a conference call today at 11:30 a.m. ET to discuss these results.  To participate in the live conference call, interested parties may dial +1.844.348.1685 (+1.213.358.0890 outside the U.S. and Canada) and provide the conference ID number 10567790, or listen via webcast at www.rljentertainment.com.  The webcast will be archived in the investors section of RLJE's website.

About RLJ Entertainment, Inc.

RLJ Entertainment, Inc. (NASDAQ: RLJE) is a premium digital channel company serving distinct audiences primarily through its popular OTT branded channels, Acorn TV (British TV) and UMC (Urban Movie Channel), which have rapidly grown through development, acquisition, and distribution of its exclusive rights to a large library of international and British dramas, independent feature films and urban content. RLJE’s titles are also distributed in multiple formats including broadcast and pay television, theatrical and non-theatrical, DVD, Blu-ray, and a variety of digital distribution models (including EST, VOD, SVOD and AVOD) in North America, the United Kingdom, and Australia. Additionally, through Acorn Media Enterprises, its UK development arm, RLJE co-produces and develops new programs and owns 64% of Agatha Christie Limited. For more information, please visit RLJEntertainment.com, Acorn.tv, and UMC.tv.

Forward Looking Statements

This press release may include “forward looking statements” within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Other than statements of historical fact, all statements made in this press release are forward-looking, including, but not limited to, statements regarding goals, industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future results and condition.  In some cases, forward-looking statements may be identified by words such as “will,” “should,” “could,” “may,” “might,” “expect,” “plan,” “possible,” “potential,” “predict,” “anticipate,” “believe,” “estimate,” “continue,” “future,” “intend,” “project” or similar words.

Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.  Factors that might cause such differences include, but are not limited to:

•

Our financial performance, including our ability to achieve improved results from operations and improved earnings before income tax, depreciation and amortization, non-cash royalty expense, interest expense, non-cash exchange gains and losses on intercompany accounts, goodwill impairments, severance costs, change in fair value of stock warrants and other derivatives, stock-based compensation, basis-difference amortization in equity earnings of affiliate and dividends received from affiliate in excess of equity earnings of affiliate (or Adjusted EBITDA);

•	Our expectation that revenues and financial performance of our digital channels will continue to grow and have a positive effect on our liquidity, cash flows and operating results;
•	The effects of limited cash liquidity on operational performance;
•	Our obligations under the credit agreement;
•	Our ability to satisfy financial ratios;
•	Our ability to generate sufficient cash flows from operating activities;
•	Our ability to fund planned capital expenditures and development efforts;
•	Our inability to gauge and predict the commercial success of our programming;
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Our ability to maintain relationships with customers, employees and suppliers, including our ability to enter into revised payment plans, when necessary, with our vendors that are acceptable to all parties;

•	Our ability to realize anticipated synergies and other efficiencies in connection with the AMC transaction;
•	Delays in the release of new titles or other content;
•	The effects of disruptions in our supply chain;
•	The loss of key personnel;
•	Our public securities’ limited liquidity and trading; or
•	Our ability to meet the NASDAQ Capital Market continuing listing standards and maintain our listing.

You should carefully consider and evaluate all of the information in this press release, including the risk factors listed above and in our Form 10-K filed with the Securities Exchange Commission (or SEC), including “Item 1A.  Risk Factors.”  If any of these risks occur, our business, results of operations, and financial condition could be harmed, the price of our common stock could decline and you may lose all or part of your investment, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements contained in this press release.  Unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any such forward-looking statements that may reflect events or circumstances occurring after the date of this press release.

Readers are referred to the most recent reports filed with the SEC by RLJ Entertainment. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:
Traci Otey Blunt, 301-830-6204
RLJ Entertainment, Inc.
tblunt@rljentertainment.com

Investor Contact:
Jody Burfening/Carolyn Capaccio, 212-838-3777

LHA

ir@rljentertainment.com

# # #

RLJ ENTERTAINMENT, INC.

Consolidated Balance Sheets

(Unaudited)

As of March 31, 2017 and December 31, 2016

	March 31,	December 31,
(In thousands, except share data)	2017	2016
ASSETS
Cash	$3,981	$7,834
Accounts receivable, net	10,264	19,569
Inventories, net	5,984	6,215
Investments in content, net	64,330	60,737
Prepaid expenses and other assets	1,120	798
Property, equipment and improvements, net	1,192	1,336
Equity investment in affiliate	17,319	16,491
Other intangible assets, net	8,711	9,309
Goodwill	13,742	13,691
Total assets	$126,643	$135,980
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued liabilities	$9,105	$11,995
Accrued royalties and distribution fees	51,444	55,614
Deferred revenue	2,198	2,152
Debt, net of discounts and debt issuance costs	42,191	42,053
Deferred tax liability	1,742	1,715
Stock warrant and other derivative liabilities	12,655	9,763
Total liabilities	119,335	123,292
Commitments and contingencies (see Note 13)
Shareholders' Equity
Redeemable convertible preferred stock, $0.001 par value, 1,000,000 shares authorized; 31,046 shares issued and 30,198 outstanding at March 31, 2017 and December 31, 2016; liquidation preference of $35,048 at March 31, 2017 and $34,366 at December 31, 2016	39,085	38,708
Common stock, $0.001 par value, 250,000,000 shares authorized, 5,472,023 shares issued and outstanding at March 31, 2017; and 5,240,085 shares issued and outstanding at December 31, 2016	5	5
Additional paid-in capital	106,372	106,059
Accumulated deficit	(133,510)	(127,388)
Accumulated other comprehensive loss	(4,644)	(4,696)
Total shareholders' equity	7,308	12,688
Total liabilities and shareholders' equity	$126,643	$135,980

RLJ ENTERTAINMENT, INC.

Consolidated Statements of Operations

(Unaudited)

Three Months Ended March 31, 2017 and 2016

	Three Months Ended March 31,
(In thousands, except share data)	2017	2016
Revenues	$13,887	$17,741
Cost of sales
Content amortization and royalties	6,068	8,345
Manufacturing and fulfillment	3,052	4,308
Total cost of sales	9,120	12,653
Gross profit	4,767	5,088

Selling expenses	2,284	2,124
General and administrative expenses	4,523	4,845
Depreciation and amortization	873	624
Total operating expenses	7,680	7,593
LOSS FROM CONTINUING OPERATIONS	(2,913)	(2,505)

Equity earnings of affiliate	551	499
Interest expense, net	(1,886)	(2,205)
Change in fair value of stock warrants and other derivatives	(2,892)	(8,176)
Gain on extinguishment of debt	895	—
Other income (expense), net	284	26
LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(5,961)	(12,361)
Provision for income taxes	(161)	(41)
LOSS FROM CONTINUING OPERATIONS, NET OF INCOME TAXES	(6,122)	(12,402)
LOSS FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES	—	(1,073)
NET LOSS	(6,122)	(13,475)
Accretion on preferred stock	(377)	(1,126)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(6,499)	$(14,601)
Net loss per common share attributable to common shareholders:
Continuing operations	$(1.26)	$(3.16)
Discontinued operations	—	(0.25)
Basic and diluted net loss per common share attributable to common shareholders	$(1.26)	$(3.41)

Weighted average shares outstanding:
Basic and diluted	5,164	4,280

RLJ ENTERTAINMENT, INC.

UNAUDITED Adjusted EBITDA

Three Months Ended March 31, 2017 and 2016

We define “Adjusted EBITDA” as earnings before income tax, depreciation, amortization, non-cash royalty expense, interest expense, non-cash exchange gains and losses on intercompany accounts, goodwill impairments, severance costs, change in fair value of stock warrants and other derivatives, stock-based compensation, basis-difference amortization in equity earnings of affiliate and dividends received from affiliate in excess of equity earnings of affiliate.   Management believes Adjusted EBITDA to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations because it removes material non-cash items that allows investors to analyze the operating performance of the business using the same metric management uses.  The exclusion of non-cash items better reflects our ability to make investments in the business and meet obligations.  Presentation of Adjusted EBITDA is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance.  Management uses this measure to assess operating results and performance of our business, perform analytical comparisons, identify strategies to improve performance and allocate resources to our business segments. While management considers Adjusted EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with U.S. GAAP. Not all companies calculate Adjusted EBITDA in the same manner and the measure, as presented, may not be comparable to similarly-titled measures presented by other companies.

The following table includes the reconciliation of our consolidated U.S. GAAP net loss to our consolidated Adjusted EBITDA:

	Three Months Ended March 31,
(In thousands)	2017	2016
Net loss	$(6,122)	$(13,475)
Interest expense	1,886	2,205
Provision for income tax	161	41
Depreciation and amortization	873	624
Basis-difference amortization in equity earnings of affiliate	111	128
Change in fair value of stock warrants and other derivatives	2,892	8,176
Stock-based compensation	154	309
Restructuring	(615)	—
Loss from discontinued operations	—	1,073
Foreign currency exchange gain on intercompany accounts	(283)	(3)
Non-cash royalty expense	1,040	488
Adjusted EBITDA	$97	$(434)